Exhibit 99.1

CTE Investor Relations 100 CTE Drive Dallas, PA 18612-9774
INVESTOR NEWS
Contact:	David G. Weselcouch Senior Vice President – Investor Relations and Corporate Communications (570) 631-2807

      CTE Announces Date of Special Meeting of Shareholders to Vote on Proposed Merger

Dallas, PA – December 8, 2006 – Commonwealth Telephone Enterprises, Inc. (“CTE”) (Nasdaq: CTCO), announced today that a special meeting of shareholders will be held on January 25, 2007, to consider and vote on the proposal to adopt the Agreement and Plan of Merger dated as of September 17, 2006, among CTE, Citizens Communications Company (“Citizens”) and CF Merger Corp., a wholly-owned subsidiary of Citizens, pursuant to which CF Merger Corp. will merge with and into CTE, with CTE surviving as a wholly-owned subsidiary of Citizens. The special meeting will be held at 3:00 p.m., local time, at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. Shareholders of record as of the close of business on December 19, 2006, will be entitled to notice of the special meeting and to vote on the proposal to adopt the merger agreement and any other matter that may properly come before the special meeting.

About CTE
Headquartered in Dallas, PA, CTE serves business and residential customers with a full array of technologically advanced data and voice telecommunications products and services, including broadband data services and high-speed Internet access, delivered over its 100% digitally switched, fiber-rich network.

CTE’s primary operating segments are: Commonwealth Telephone Company (“CT”), the nation’s seventh largest publicly held independent local exchange carrier, which has been operating in various rural Pennsylvania markets since 1897; and, CTSI, LLC (“CTSI”), a local exchange carrier operating in competitive markets outside CT’s territory, that formally commenced operations in 1997. CTE deploys broadband DSL technology to offer high-speed Internet access in the CT and CTSI service territories. CTE’s support businesses include epix® Internet Services (www.epix.net), a rural dial-up Internet service provider (“ISP”), and Commonwealth Communications, a provider of telecommunications equipment and facilities management services.

A web site featuring current information regarding CTE can be found on the Internet at www.ct-enterprises.com. However, the information on this web site does not form a part of this release.

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Important Information for Investors and Stockholders
CTE and Citizens are required to file a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger. On November 7, 2006, Citizens filed with the SEC a registration statement on Form S-4 of which the proxy statement/prospectus forms a part. Investors and stockholders of CTE and Citizens are urged to read the proxy statement/prospectus and any other relevant documents filed with the SEC, including the final proxy statement/prospectus, as they become available, because they will contain important information about the proposed merger. Investors and stockholders may obtain these documents free of charge at the web site maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by CTE are available free of charge by directing a request to Commonwealth Telephone Enterprises, Inc., 100 CTE Drive, Dallas, Pennsylvania 18612, Attention: Investor Relations, and documents filed with the SEC by Citizens are available free of charge by directing a request to Citizens Communications Company, 3 High Ridge Park, Stamford, CT 06905, Attention: Investor Relations. The final proxy statement/prospectus will be mailed to stockholders of CTE.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

CTE, Citizens and certain of their respective directors and executive officers and other members of management and employees are participants in the solicitation of proxies from the stockholders of CTE in connection with the merger. Information about CTE’s directors and executive officers is set forth in the proxy statement for CTE’s 2006 annual meeting of stockholders, which was filed with the SEC on April 19, 2006, and information about Citizens’ directors and executive officers is set forth in the proxy statement for Citizens’ 2006 annual meeting of stockholders, which was filed with the SEC on April 17, 2006. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements
This document contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “may,” “can,” “believe,” “expect,” “project,” “intend,” “likely,” similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual outcomes and results to differ materially from those in any such forward-looking statements. These factors include, but are not limited to, the following: failure to obtain CTE’s stockholder approval of the merger; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory approvals; failure to consummate or delay in consummating the merger for other reasons; changes in laws or regulations; and changes in general economic conditions. CTE and Citizens undertake no

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obligation (and expressly disclaim any such obligation) to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to CTE’s and Citizens’ most recent Form 10-K, 10-Q and 8-K reports.